EXHIBIT 21

            SUBSIDIARIES AND JOINT VENTURE OF THE COMPANY


As of March 31, 2002, the Company owned a majority to 100% of the following securities of the following subsidiaries and Joint Venture:

                                 State (Country) of  Percentage of Voting
Subsidiary                         Incorporation      Securities Owned
----------                       ------------------  --------------------
San Luis Estates, Inc.               Colorado              100.00%
Universal Developers, Inc.           Wisconsin             100.00%
Homespan Realty Co., Inc.            Wisconsin             100.00%
Ecomm Group Inc.                     Wisconsin             100.00%
San Sebastian Gold Mines, Inc.       Nevada                 82.50%
Mineral San Sebastian, S.A. de C.V.  (El Salvador,
                                     Central America)       52.00%
Commerce/Sanseb Joint Venture        Wisconsin (and
                                     El Salvador,
                                     Central America)       90.00%